================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                   FORM 8-K/A2

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------


                                  July 6, 2000
                                  ------------
                Date of Report (Date of earliest event reported)



                                  METRISA INC.
                                  ------------
               (Exact name of registrant as specified in charter)



         Delaware                      0-16152                   04-2891557
         --------                      -------                   ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)



                                25 Wiggins Avenue
                        Bedford, Massachusetts 01730-2323
                        ---------------------------------
              (Address of principal executive offices and zip code)


                                 (781) 275-3300
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)





================================================================================

                                     ITEM 7.

       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financing Statements of business acquired:

                    MONITEK TECHNOLOGIES, INC. AND SUBSIDIARY

                                    CONTENTS

--------------------------------------------------------------------------------

                                                                            Page

AUDITORS' REPORT ON THE FINANCIAL STATEMENTS                                 4

FINANCIAL STATEMENTS
    Consolidated balance sheets                                              5
    Consolidated statements of operations                                    6
    Consolidated statements of Sentex Sensing Technology, Inc. investment    7
    Consolidated statements of cash flows                                    8
    Notes to consolidated financial statements                              9-17

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
Monitek Technologies, Inc.
Cleveland, Ohio

         We have audited the accompanying consolidated balance sheets of Monitek Technologies, Inc. and subsidiary as of November 30, 1999 and 1998, and the related consolidated statements of operations, Sentex Sensing Technology, Inc. investment, and cash flows for each of the two years in the period ended November 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Monitek Technologies, Inc. and subsidiary as of November 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the two years in the period ended November 30, 1999, in conformity with generally accepted accounting principles.




/s/ Hausser & Taylor LLP
------------------------------



Cleveland, Ohio
September 5, 2000

                    MONITEK TECHNOLOGIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           November 30, 1999 and 1998

-------------------------------------------------------------------------------------------------------



                                                                      1999           1998
                                                                   ----------     ----------
ASSETS

CURRENT ASSETS
 Cash and cash equivalents                                         $    6,845     $  115,795
 Accounts receivable, less allowance for doubtful
  accounts of $10,000 for 1999 and $28,988 for 1998                   649,034        699,409
 Inventories                                                          962,390      1,118,990
 Other current assets                                                  89,488         62,279
                                                                   ----------     ----------
     Total current assets                                           1,707,757      1,996,473

PROPERTY AND EQUIPMENT, less accumulated depreciation
 and amortization of $209,003 for 1999 and $163,089 for 1998          123,793        175,500

OTHER ASSETS
 Goodwill, net of accumulated amortization of $37,710 for 1999
  and $25,140 for 1998                                                213,692        226,262
 Other assets                                                          14,395         19,135
                                                                   ----------     ----------
                                                                   $2,059,637     $2,417,370
                                                                   ==========     ==========
LIABILITIES AND INVESTMENTS

CURRENT LIABILITIES
 Trade accounts payable                                            $  248,970     $  410,772
 Accrued liabilities                                                  397,826        413,489
                                                                   ----------     ----------
     Total current liabilities                                        646,796        824,261

INVESTMENTS
 Sentex Sensing Technology, Inc. investment                         1,412,841      1,593,109
                                                                   ----------     ----------
                                                                   $2,059,637     $2,417,370
                                                                   ==========     ==========







   The accompanying notes are an integral part of these financial statements.

                    MONITEK TECHNOLOGIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     Years Ended November 30, 1999 and 1998


--------------------------------------------------------------------------------



                                            1999             1998
                                         -----------      -----------

REVENUES
 Net sales                               $ 4,114,559      $ 5,245,469
 Interest and other income                    18,464           73,765
                                         -----------      -----------
    Total revenues                         4,133,023        5,319,234

COST AND EXPENSES
 Cost of sales                             2,241,163        2,568,254
 Selling, general and administrative       3,070,799        3,545,503
 Research and development                    177,542          117,988
                                         -----------      -----------
    Total costs and expenses               5,489,504        6,231,745
                                         -----------      -----------
LOSS BEFORE PROVISION FOR INCOME TAX
 EXPENSE                                  (1,356,481)        (912,511)

PROVISION FOR INCOME TAX EXPENSE                --               --
                                         -----------      -----------
NET LOSS                                 $(1,356,481)     $  (912,511)
                                         ===========      ===========






















   The accompanying notes are an integral part of these financial statements.

                    MONITEK TECHNOLOGIES, INC. AND SUBSIDIARY

      CONSOLIDATED STATEMENTS OF SENTEX SENSING TECHNOLOGY, INC. INVESTMENT

                     Years Ended November 30, 1999 and 1998

--------------------------------------------------------------------------------




                                                               Total
                                                               Equity
                                                            -----------
BALANCE - November 30, 1997                                 $ 1,555,519

 Net change in Sentex Sensing Technology, Inc. advances         964,827
 Net change in accumulated translation adjustments              (14,726)
 Net loss                                                      (912,511)
                                                            -----------
BALANCE - November 30, 1998                                   1,593,109

 Net change in Sentex Sensing Technology, Inc. advances       1,171,487
 Net change in accumulated translation adjustments                4,726
 Net loss                                                    (1,356,481)
                                                            -----------
BALANCE - November 30, 1999                                 $ 1,412,841
                                                            ===========
























   The accompanying notes are an integral part of these financial statements.

                    MONITEK TECHNOLOGIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     Years Ended November 30, 1999 and 1998

------------------------------------------------------------------------------------------



                                                                  1999             1998
                                                              -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                     $(1,356,481)     $  (912,511)
 Adjustments to reconcile net loss to net cash
  used by operating activities:
   Depreciation and amortization                                   71,477           86,776
   Translation and other adjustments                                4,726          (14,726)
   Changes in assets and liabilities:
    Accounts receivable                                            50,375          (70,889)
    Inventories                                                   156,600           84,460
    Other current assets                                          (27,209)         102,641
    Other assets                                                   (2,460)           1,684
    Accounts payable                                             (161,802)          42,705
    Accrued liabilities                                           (15,663)        (199,392)
                                                              -----------      -----------
     Total adjustments                                             76,044           33,259
                                                              -----------      -----------
      Net cash used by operating activities                    (1,280,437)        (879,252)

CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisition of property and equipment                               --            (26,408)

CASH FLOWS FROM FINANCING ACTIVITIES
 Net change in Sentex Sensing Technology, Inc. investment       1,171,487          964,827
                                                              -----------      -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS             (108,950)          59,167

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                     115,795           56,628
                                                              -----------      -----------
CASH AND CASH EQUIVALENTS - END OF YEAR                       $     6,845      $   115,795
                                                              ===========      ===========

Supplemental disclosure of cash flow information:
 Cash paid during the year for:
  Interest                                                    $      --        $     6,020










   The accompanying notes are an integral part of these financial statements.

NOTE 1.  ORGANIZATION, BACKGROUND AND INDUSTRY SEGMENT

         On July 6, 2000, Sentex Sensing Technology, Inc. ("Sentex") (the parent company to Monitek Technologies, Inc.) sold substantially all of the net assets and operations of Monitek Technologies, Inc. to Metrisa, Inc. ("Metrisa"), a manufacturer of similar products, with an effective date of July 1, 2000. The sale also included the assets and operations of Monitek GmbH, a wholly-owned subsidiary located in Germany (see Note 11).

         The accompanying historical financial statements are presented on a carve-out basis prepared from the Company's (as defined below) historical accounting records. The results of operations are not necessarily indicative of the results that would have occurred had Metrisa owned the Company's operations for the periods presented in the historical financial statements. The financial statements include allocations of direct and indirect corporate administrative costs attributable to the Company. The methods by which such amounts are attributed and allocated are deemed reasonable by management. All intercompany transactions between the Company and its parent, including allocated expenses, are deemed to be paid in the period recorded and are shown as a net change in Sentex investment on the balance sheet.

         The consolidated financial statements include the accounts of Monitek Technologies, Inc. and its wholly-owned subsidiary, Monitek GmbH (collectively the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation.

         Prior to the sale to Metrisa, the Company's business was confined to a single industry segment, manufacturing analysis equipment. The Company designed, developed, assembled and marketed instruments for the measurement of clarity (turbidity), suspended solid content, color, purity, flow, level and volume of liquids in industrial waste water environments. Monitek GmbH, a wholly-owned subsidiary of Monitek, was formed in Germany to sell and service Monitek's products throughout Continental Europe. At November 30, 1999, Monitek GmbH's assets, located in Continental Europe, represent approximately 50% of the Company's total consolidated assets.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased.

B. Goodwill - In November 1996, Monitek Technologies, Inc. was acquired by Sentex. The excess of the aggregate purchase price over the estimated fair market value of the net assets acquired was $251,402, which is being amortized on a straight-line basis over 20 years.

C. Inventories - Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market.

D. Property and Equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using straight-line and accelerated methods over the estimated useful lives of the respective assets.

     When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period. The cost of maintenance and repairs is included in the statements of operations as incurred; significant renewals and betterments are capitalized.

E. Revenue Recognition - The Company records revenue as products are shipped to customers.

F. Research and Development Costs - Research and development costs are expensed as incurred.

G. Concentration of Credit and Risk Factors - Financial instruments which potentially subject the Company to concentrations of credit risk are cash and equivalents, investments in certificates of deposit and accounts receivable arising from its normal business activities. Concentrations of credit risk with respect to trade receivables are limited, due to the number of customers comprising the Company's customer base and their disposition across different industries and geographic areas. Bad debt expenses have not been material. The Company places its cash and cash equivalents with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk.

     The Company operates in an environment with many financial risks, including, but not limited to, its lack of history of profitable operations, the inherent risks associated with new product research and development, the highly competitive nature of the industry in which it operates and worldwide economic conditions. The Company's ability to capitalize on its current and emerging technology and diversity of its operations and products is also dependent upon the Company's ability to obtain the necessary capital through operating cash flow, additional borrowings or additional equity funds.

H. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

I. Income Taxes - The Company, which files a consolidated return with its parent, utilizes Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those temporary differences that have future tax consequences using the current enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will, more likely than not, be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

     There are no current plans to repatriate undistributed earnings of Monitek's foreign subsidiary. Therefore, no tax has been provided to cover the repatriation of such undistributed earnings. The cumulative amount of undistributed earnings for which the Company has not provided United States income taxes is not material.

     The Company has terminated its IC-DISC and, therefore, has begun repatriation of the undistributed earnings of the IC-DISC. The undistributed earnings of approximately $780,000 are recognized as income by the Company over a 10-year period ending March 31, 2001.

J. Fair Value of Financial Instruments - The fair values of cash, accounts receivable, accounts payable and other short-term obligations approximate their carrying values because of the short maturity of these financial instruments.

K. Foreign Currency Translation - The Company accounts for foreign currency translation in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. The functional currency of the Company's German subsidiary is the deutsche mark. All transactions of that subsidiary denominated in currency other than the functional currency are remeasured into the functional currency with the resulting gain or loss included as foreign currency transaction gains or losses in the accompanying consolidated statements of operations. Assets and liabilities denominated in currencies other than U.S. dollars are translated at year end exchange rates and all statement of operations items are translated at the weighted average exchange rate for the year. The changes in the accumulated translation adjustments have been included in Sentex Sensing Technology, Inc. investment.

L. New Authoritative Pronouncements - In June 1997, SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, was issued. SFAS No. 131 changes the standards for reporting financial results by operating segments, related products and services, geographic areas and major customers. The Company adopted the new standard, which did not materially affect the Company's financial statements.

     In June 1998, SFAS 133, Accounting for Derivative Instruments and Hedging Activities, was issued. SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133, as amended by SFAS 137, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management believes this pronouncement will have no effect on the financial statements.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements." SAB 101 summarizes the staff's views and provides guidance on applying generally accepted accounting principles to revenue recognition. SAB 101, as amended by SAB 101A and SAB 101B, must be adopted no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has not determined the effects, if any, the SAB may have on its financial statements.

NOTE 3.  INVENTORIES

         Inventories consist of the following at November 30:

                                           1999           1998
                                        ----------     ----------

               Raw materials            $  431,474     $  371,243
               Work-in-process             254,430        186,099
               Finished Goods              276,163        561,648
                                        ----------     ----------

                                        $  962,390     $1,118,990
                                        ==========     ==========

NOTE 4.  PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at November 30:

                                                        1999         1998
                                                      --------     --------

               Machinery and equipment                $284,183     $284,183
               Leasehold improvements                     --          5,793
               Furniture and fixtures                   48,613       48,613
                                                      --------     --------
                                                       332,796      338,589
               Less accumulated depreciation
                 and amortization                      209,003      163,089
                                                      --------     --------

                                                      $123,793     $175,500
                                                      ========     ========

NOTE 5.  ACCRUED LIABILITIES

         Accrued liabilities consist of the following at November 30:

                                                            1999         1998
                                                          --------     --------

               Accrued bonuses and other compensation     $ 16,138     $ 63,798
               Accrued commissions                          13,936       67,239
               Accrued pension                             328,764      265,013
               Accrued payroll and related taxes            24,198       17,439
               Other accrued liabilities                    14,790         --
                                                          --------     --------

                                                          $397,826     $413,489
                                                          ========     ========

NOTE 6.  COMMITMENTS AND CONTINGENCIES

         The Company leases certain equipment and occupies premises under various operating leases. Rental expense amounted to approximately $295,000 and $272,000 for the years ended November 30, 1999 and 1998, respectively. Future minimum payments under leases that have initial or remaining terms in excess of one year are as follows at November 30, 1999:

               2000                        $135,442
               2001                          73,333
                                           --------

                                           $208,775
                                           ========

NOTE 7.  PROFIT-SHARING PLAN

         The Company has a profit-sharing plan and a 401(k) retirement plan for the benefit of eligible employees. Contributions under the plans are determined at the discretion of the Board of Directors and are credited to employees based upon a percentage of eligible salaries. The Company elected to suspend all contributions for the years ended November 30, 1999 and 1998.

NOTE 8.  INCOME TAXES

         As referred to in Note 1, the Company utilizes SFAS 109, Accounting for Income Taxes, and files a consolidated return with its parent company. The following presents certain income tax information as if the Company prepared its tax return on a stand-alone basis. A reconciliation between the Company's effective income tax rate and the statutory federal income tax rate is as follows for the years ended November 30:

                                                               1999      1998
                                                             -------   --------
              Expected federal income tax benefit at
                the statutory rate                           (34.0)%    (34.0)%

              Increase in taxes resulting from:
                Effect of operating loss for which no tax
                    carrybacks are available                  34.0       34.0
                                                             -------   --------

                                                                -  %      -   %
                                                             =======   ========

         The tax effects of significant temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below for the years ended November 30:

                                                            1999        1998
                                                          ---------   ---------
              Deferred tax assets:
                Allowance for doubtful accounts and
                   miscellaneous other                    $  (4,000)  $  (7,000)
                Net operating loss carryforward             742,000     455,000
                                                          ---------   ---------
                        Total gross deferred tax assets     738,000     448,000
                Less valuation allowance                    738,000     448,000
                                                          ---------   ---------

                        Net deferred tax assets           $    --     $    --
                                                          =========   =========

         The deferred tax assets do not include deferred tax assets related to purchased net operating loss carryforwards that are subject to usage limitations (see below).

         The Company established a valuation allowance against tax benefits that are potentially available to the Company but have not yet been recognized. This valuation allowance relates to the amount of net operating loss carryforwards in excess of existing net taxable temporary differences and to certain deductible temporary differences that may not reverse during periods in which the Company may generate net taxable income. During the years ended November 30, 1999 and 1998, the Company recorded increases of $280,000 and $284,000, respectively, in the valuation allowance primarily as a result of the net operating loss generated during the year.

         At November 30, 1999, the Company had approximately $8,449,000 of net operating loss carryforwards available to offset future federal taxable income. The federal net operating loss carryforwards expire at various dates through 2019. Federal tax law imposes restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership. The Company's net operating loss includes approximately $6,265,000 of loss carryforwards that are subject to limitations as a result of these provisions.

NOTE 9.  RELATED PARTY TRANSACTIONS

         Interest expense of $221,963 for 1999 and $69,941 for 1998 is accrued and included in the inter-company accounts to the parent company. The net liability to Sentex Sensing Technology, Inc. is included in the investment account.

         Effective March 1, 1996 and amended in June 1996, the parent company entered into a management agreement with an affiliate and significant shareholder, CPS Capital, Ltd., to perform management and executive services. Management fee expense charged to Monitek was $200,000 for 1999 and $125,000 for 1998 and the liability has been reflected in the investment account of Sentex Sensing Technology, Inc.

NOTE 10. SEGMENT AND GEOGRAPHIC INFORMATION

         The Company operates in one industry segment as described in Note 1 and two geographical reporting segments. Sales and operating losses for the years ended November 30, 1999 and 1998, and identifiable assets classified by the major geographic areas in which the Company operates, are as follows:

                                                  Year Ended November 30,
                                               ----------------------------
                                                   1999            1998
                                               -----------      -----------
           Sales to unaffiliated customers:
             United States

                 Domestic                      $ 1,315,848      $ 1,765,320
                 Export sales                      412,921          423,040
             Continental Europe                  2,385,790        3,057,109
           Inter-company transfers                 642,346          396,846
            Eliminations                          (642,346)        (396,846)

           Net Sales                             4,114,559        5,245,469

           Operating Loss:
             United States                        (804,843)        (846,199)
             Continental Europe                   (348,139)         (70,136)

             Interest Expense                     (221,963)         (69,941)

           Other income, net                        18,464           73,765

             Loss before income tax expense    $(1,356,481)     $  (912,511)
                                               ===========      ===========

           Identifiable assets:
             United States                     $ 1,026,837      $ 1,176,570
             Continental Europe                  1,032,800        1,240,800

           Total Assets                        $ 2,059,637      $ 2,417,370
                                               ===========      ===========

NOTE 11. SUBSEQUENT EVENT

         On July 6, 2000, Sentex Sensing Technology, Inc. (Monitek's parent company) sold substantially all of the Company's assets to Metrisa for cash, notes, the assumption of selected liabilities and Metrisa common stock.

         At the closing, Metrisa issued 160,000 shares of Metrisa common stock to Sentex and paid Sentex $1,265,000 for substantially all the assets of Monitek and Monitek GmbH, which was based on the estimated net book value of certain assets of those companies at July 1, 2000. The payment of the non-stock consideration was made by the assumption of various liabilities of Monitek and Monitek GmbH in the approximate amount of $272,000, payment in cash of approximately $500,000, reduced by $50,000 reflecting the amount of cash Metrisa advanced to Sentex prior to closing, and delivery of a promissory note in the amount of approximately $493,000. A final adjustment to the purchase price will be made 45 days after closing. Any adjustments will be made to the amount of the promissory note.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. (CONTINUED)

         (b)      Pro Forma Financial Information:

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

         The following Unaudited Pro Forma Combined Statements of Operations for the fiscal year ended September 30, 1999 and for the nine months ended June 30, 2000 present the results of the operations of Metrisa, Inc. as if the acquisition had occurred at the beginning of the periods presented. The Unaudited Pro Forma Combined Financial Data for the fiscal year ended September 30, 1999 and for the nine months ended June 30, 2000 have been prepared by Metrisa's management and are not necessarily indicative of Metrisa's results of operations had the acquisition actually occurred on the assumed dates, nor are they necessarily indicative of Metrisa's results of operations for any future period. As permitted in combining entities with different fiscal years, no adjustments were made to Monitek results from operations for the periods presented as Monitek's year end is within 93 days of Metrisa's year end. In the opinion of management, all necessary adjustments have been made to fairly present this pro forma information. The Unaudited Pro Forma Combined Financial Data are based on the historical financial statements of Metrisa, Inc. and Monitek Technologies, Inc. and subsidiary and give effect to the assumptions and adjustments set forth in the accompanying notes. References to the Company's pro forma fiscal year ended September 30, 1999, combined, on a pro forma basis, the results of Metrisa, Inc. for the fiscal year ended September 30, 1999 and Monitek Technologies, Inc. and subsidiary for the last twelve months ended November 30, 1999. References to the Company's pro forma nine months ended June 30, 2000, combine, on a pro forma basis, the results of Metrisa, Inc. for the nine months ended June 30, 2000 and Monitek Technologies, Inc. and subsidiary for the seven months ended June 30, 2000. The following Unaudited Pro Forma Combining Balances Sheet was prepared as if the Metrisa/Monitek merger occurred on 6/30/2000.

         The acquisition of the assets of Monitek Technologies, Inc. and subsidiary has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based on fair values at the date of acquisition. The allocation of the aggregate purchase price for the acquisition, together with the liabilities assumed pursuant thereto, to the net assets acquired has been based on management's preliminary estimate. Adjustments to asset values and liabilities in the final allocation may differ from these estimates, which could impact future earnings.

                                  METRISA, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999

                                                           HISTORICAL                              PRO FORMA
                                                           ----------                              ---------
                                                  METRISA(A)        MONITEK(B)          ADJUSTMENTS          COMBINED
                                               ------------------------------------------------------------------------
Net sales                                         7,640,595         4,114,559             (304,477)(m)       11,450,677

Cost of sales                                     3,747,893         2,241,163              171,657(c)         6,160,713
                                               ---------------------------------------------------         ------------

Gross profit                                      3,892,702         1,873,396             (476,134)           5,289,964

Operating expenses:
Selling, general and administrative               3,847,182         3,070,799                3,330(d)         6,642,366
                                                                         --                 25,532(e)
                                                                         --               (304,477)(m)
Research and development                            621,661           177,542                 --                799,203
Restructuring charge                                149,288              --                   --                149,288
                                               ---------------------------------------------------         ------------

Total Operating Expenses                          4,618,131         3,248,341             (275,615)           7,590,857

Profit/Loss from operations                        (725,429)       (1,374,945)            (200,519)          (2,300,893)

Other income (expense):
Other income                                          3,671              --                   --                  3,671
Interest income                                      86,014            18,464                 --                104,478
Interest expense                                   (448,294)             --                (38,346)(f)         (486,640)
                                               ---------------------------------------------------         ------------
                                                   (358,609)           18,464              (38,346)            (378,491)
                                               ------------------------------------------------------------------------


Income (loss) before income taxes                (1,084,038)       (1,356,481)            (238,865)          (2,679,384)

Income taxes                                          6,000              --                   --                  6,000
                                               ---------------------------------------------------         ------------
Net (loss) income                              $ (1,090,038)     $ (1,356,481)        $   (238,865)        $ (2,685,384)
                                               ===================================================         ============

Net profit/loss per common share - basic       $      (1.07)             --                   --           $      (2.27)
                                 - diluted     $      (1.07)             --                   --           $      (2.27)

Shares outstanding - basic                        1,021,320              --                160,000            1,181,320
                   - diluted                      1,021,320              --                160,000            1,181,320



See accompanying notes to Unaudited Combined Pro Forma Statements of Operations

                                  METRISA, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           YEAR TO DATE JUNE 30, 2000

                                                         HISTORICAL                             PRO FORMA
                                                         ----------                             ---------
                                                 METRISA (A)    MONITEK (B)          ADJUSTMENTS         COMBINED
                                               --------------------------------------------------------------------
Net sales                                        5,476,208        1,803,120                --             7,279,328

Cost of sales                                    2,458,387          961,903             171,657(c)        3,591,947
                                               ------------------------------------------------         -----------

Gross profit                                     3,017,821          841,217            (171,657)          3,687,381

Operating expenses:
Selling, general and administrative              2,478,889        1,246,453                (636)(d)       3,743,855
                                                      --               --                19,149(e)             --
Research and development                           482,717           71,290                --               554,007
                                               ------------------------------------------------         -----------
Total Operating Expenses                         2,961,606        1,317,743              18,513           4,297,862

Profit/Loss from operations                         56,215         (476,526)           (190,170)           (610,481)

Other income (expense):
Other income                                          --              4,502                --                 4,502
Interest income                                     18,287           19,467                --                37,754
Interest expense                                  (308,013)        (177,478)            (28,760)(f)        (514,251)
                                               ------------------------------------------------         -----------
                                                  (289,726)        (153,509)            (28,760)           (471,995)

Income (loss) before income taxes                 (233,511)        (630,035)           (218,930)         (1,082,476)

Income taxes                                        19,514             --                  --                19,514

Net (loss) income                              $  (253,025)     $  (630,035)        $  (218,930)        $(1,101,990)
                                               ================================================         ===========
Net profit/loss per common share - basic       $     (0.22)            --                  --           $     (0.83)
                                 - diluted     $     (0.22)            --                  --           $     (0.83)

Shares outstanding - basic                       1,171,436             --               160,000           1,331,436
                   - diluted                     1,171,436             --               160,000           1,331,436


See accompanying notes to Unaudited Combined Pro Forma Statements of Operations

                                  METRISA, INC.
                   UNAUDITED PRO FORMA COMBINING BALANCE SHEET

                                                   METRISA(A)     MONITEK(B)
                                                    JUNE 30,     ACQUISITION      ADJUSTMENTS       COMBINED
                                                      2000       JULY 1, 2000
                       ASSETS
Current assets:
Cash and cash equivalents                            934,925            --         (450,000)(g)        484,925
Accounts receivable, net of allowance for
  doubtful accounts                                2,002,764         436,538           --            2,439,302
Inventories:                                       1,213,439         709,269        171,656(h)       2,094,364
Prepaid expenses                                     166,315          45,502       (116,694)(i)         95,123
Other Current Assets                                    --             7,316           --                7,316
Notes receivable                                      50,000            --          (50,000)(g)           --
                                                   -----------------------------------------------------------

Total current assets                               4,367,443       1,198,625       (445,038)         5,121,030

Equipment and fixtures, net                          342,776          49,232         (3,541)(j)        388,467
Other assets, net of accumulated amortization      1,573,884            --          382,974(k)       1,956,858
                                                   -----------------------------------------------------------
Total assets                                       6,284,103       1,247,857        (65,605)         7,466,355
                                                   ---------       ---------      ---------          ---------

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable to bank                                649,938            --             --              649,938
Note Payable                                            --              --             --                --
Accounts payable                                   1,213,406         158,344           --            1,371,750
Accrued expenses and other                           451,570         163,858         55,198(i)         670,626
Current portion of long-term debt                    225,050            --             --              225,050
Intecompany receivable                                  --              --             --                 --
                                                   -----------------------------------------------------------
Total current liabilities                          2,539,964         322,202         55,198          2,917,364

Long-term debt, less current portion               1,762,109            --          425,652(g)       2,187,761

Stockholders' equity:
Common stock                                         632,657            --           80,000(g)         712,657
Additional paid-in capital                         2,450,160            --          299,200(g)       2,749,360
Accumulated deficit                               (1,100,787)           --             --           (1,100,787)
Sentex Sensing Technologies,Inc. Investment             --           925,655       (925,655)(l)           --
                                                   -----------------------------------------------------------
Total stockholders' equity                         1,982,030         925,655       (546,455)         2,361,230



Total liabilities and stockholders' equity         6,284,103       1,247,857        (65,605)         7,466,355
                                                   ===========================================================

See Accompanying notes to Unaudited Pro Forma Combining Balance Sheets.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR FISCAL YEAR ENDED SEPTEMBER 30, 1999
                   AND THE NINE MONTHS ENDED JUNE 30, 2000 AND
         UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2000

(a) For the purpose of the Unaudited Pro Forma Combined Financial Statements the name "Metrisa" refers to Metrisa, Inc.

(b) For the purpose of the Unaudited Pro Forma Combined Financial Statement the name "Monitek" refers to Monitek Technologies, Inc. and Subsidiary

(c) Reflects the $171,657 write up in Finished Goods and Work in process inventory value at the time of acquisition and assumes all items have been shipped and costs transferred into Cost of Sales

(d) Reflects the $3330 for 1999 and ($636) for 2000 write-offs and/or reduction of useful lives of certain acquired Fixed Assets.

(e) Reflects the Goodwill Amortization expense of $25,532 and $9,149 for the 1999 year and nine months of year 2000.

(f) The Interest expenses of $38,346 and $28,760 for 1999 and 2000 respectively, represents the interest on the Note Payable set up as part of the acquisition payment calculated at 9%.

(g) Reflects the purchase price; the payment of $50,000 prepaid at the signing of the Purchase and Sales Agreement in March and additional $450,000 on July 6, 2000 for a total of $500,000 in cash. Issuance of 160,000 shares of Common Stock at a value of $2.37/share, recorded as $80,000 in common stock and $299,200 in additional paid in capital. The $2.37/share value is the most recent arms length similar volume transaction. The balance of the purchase price is the $425,652 Note Payable in Long-term debt.

(h) Reflects the $171,656 reflects the write up of Finished Goods and Work in Process inventory to their estimated selling price less normal Distributor discounts.

(i) Reflects Prepaid and Accrued deal costs including Attorney Fees, Accounting Fees and other related costs.

(j) Reflects the $3,541 adjustments to Furniture and Fixtures and Computers as a result of a change in the depreciated useful life.

(k) Reflects the $382,974 addition to Other Assets consisting of the excess of cost over net assets acquired (Goodwill). Goodwill will be amortized over a fifteen year life. No other intangible assets were in the allocation of the purchase price.

(l) The removal of the $925,655 of Sentex Sensing Technologies, Inc. Investment from the Balance Sheet.

(m) Certain reclassifications have been made to Monitek Historical Financial results to conform to Metrisa Presentation (treatment of Distributor Discounts).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. (CONTINUED)

         (c)      Exhibits.

                    Exhibit No.                   Description
                    -----------                   -----------

                    10.20 Asset Purchase Agreement by and among Metrisa, Inc., Metrisa GmbH, Sentex Sensing Technology, Inc., Monitek Technologies, Inc., Monitek GmbH and CPS Capital, Ltd. dated as of March 14, 2000 (filed with Metrisa's Form 10 Q SB for the fiscal quarter ended March 31, 2000, incorporated herein by reference).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              METRISA, INC.



Date:   September 15, 2000                    By:  /s/  John E. Wolfe
                                                 --------------------
                                                 John E. Wolfe, President, Chief
                                                 Executive Officer and Treasurer